Exhibit 99.1

FOR IMMEDIATE RELEASE
July 28, 2005

For more information:
Richard Kellner	Mary C. Buhay
Group Vice President, Finance	Senior Vice President, Corporate Communications
Medialink Worldwide Incorporated	Medialink Worldwide Incorporated
Tel: (212) 682 8300	Tel: (212) 682 8300
IR@medialink.com	IR@medialink.com

MEDIALINK REPORTS SECOND QUARTER 2005 RESULTS

NEW YORK, July 28, 2005 - Medialink Worldwide Incorporated (Nasdaq: MDLK) today reported $9.22 million in revenue for the second quarter ended June 30, 2005, as compared to $9.80 million for the same quarter in 2004. Results for 2004 have been restated to reflect Medialink’s research unit, Delahaye, which was sold in December 2004, as a discontinued operation.

“Revenue rebounded later in the quarter following unusually protracted global news coverage of major world events, including the death of Pope John Paul II and the subsequent installation of Pope Benedict XVI,” said Laurence Moskowitz, President and Chief Executive Officer of Medialink. “Despite the slower activity earlier in the quarter, we achieved an improved gross profit margin in the second quarter 2005 on both a sequential and year-over-year quarterly basis.”

The Company incurred a loss from continuing operations and a net loss for the second quarter ended June 30, 2005, of $923,000, or $0.15 per share, as compared to a loss from continuing operations of $23,000 and net income of $9,000 as reported in the comparable quarter in 2004. Although gross profit decreased by $173,000 in the second quarter of 2005 as compared to the 2004 period, primarily as a result of the decline in revenue, gross profit as a percentage of revenue increased in the second quarter of 2005 to 62.4% from 60.5% in the 2004 period. Selling, general and administrative expenses increased by $807,000 in the second quarter of 2005 over the comparable period in 2004, largely as a result of additional costs incurred to develop new services, including the Company's recently announced Mediavision venture, as well as increased spending for sales and promotional efforts for Teletrax™ and the Company’s core business. Earnings before interest, taxes, depreciation and amortization on continuing operations (“EBITDA”) was a negative $398,000 in the 2005 second quarter as compared to a positive $565,000 in the comparable 2004 quarter. Adjusted EBITDA, which excludes Teletrax operations and certain other charges, was $103,000 in the 2005 second quarter as compared to $934,000 in the 2004 period. EBITDA and Adjusted EBITDA in the 2005 second quarter reflected improvements of $467,000 and $548,000, respectively, over the comparable amounts in the first quarter of 2005

Medialink also reported $17.77 million in revenue for the six months ended June 30, 2005, as compared to $18.29 million for the same period in 2004. The Company incurred a loss from continuing operations of $2.11 million and a net loss of $2.05 million, or $0.34 per share, in the first six months of 2005, as compared to a loss from continuing operations of $766,000 and a net loss of $1.01 million, or $0.17 per share, in the comparable 2004 period. EBITDA was a negative $1.25 million in the 2005 period as compared to a positive $302,000 in the first six months of 2004. Adjusted EBITDA was a negative $327,000 in the first six months of 2005 as compared to a positive $1.40 million in the comparable 2004 period.

Exhibit 99.1
Medialink Reports Second Quarter 2005 Results	Page 2 of 8

Medialink considers EBITDA and Adjusted EBITDA to be important financial indicators of the Company’s operational strength and performance, and uses such indicators when making decisions regarding investments in the various components of its business. Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles (“GAAP”), and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures reported by other companies. A table reconciling Loss from Continuing Operations determined under GAAP to EBITDA and Adjusted EBITDA is presented as part of the Summary Financial Information included with this press release.

Moskowitz continued: “Medialink leveraged its core media communications business and Teletrax, its digital video watermarking and media asset management service, to develop Mediavision, our business-to-business service that enables professional communicators to monitor their news coverage and content owners to see how their programming is actually used on air. We believe that Mediavision will enhance our current service offering to our established client base and help overall business development efforts with client prospects. In addition, the subscription-based service will fit well with our strategy of developing services and offerings that both augment our core business and Teletrax, while providing a recurring revenue stream.”

For the second quarter ended June 30, 2005, Teletrax recorded service revenue of $441,000 as compared to $320,000 for the comparable quarter in 2004. Teletrax service revenue for the six months ended June 30, 2005, of $855,000 represented an increase of $272,000 from the comparable period in 2004.

“Teletrax’s recently announced long-term agreements, which include a new contract with media buying firm Mercury Media and a renewal with news service and early Teletrax adopter Reuters Television, demonstrate our ability to successfully enter a new marketplace, while continuing to secure our stronghold within an established one,” said Graeme McWhirter, Medialink Executive Vice President and Chairman of Teletrax. “We will build upon our proven record of trial conversions and successful client retention efforts to further exploit business opportunities in the entertainment, news, media, and now direct response advertising, industries.”

“There were 12 major active trials by the end of the second quarter, the largest number of simultaneous client evaluations ever underway at Teletrax and an increase over the number of trials in the previous quarter,” added McWhirter. “We believe that as a result of Teletrax’s superior technology and our excellent client service, these tests will yield additional contract signings.”

“While the Company continues to be vigilant in seeking to reduce costs, we remain committed to pursuing the development of innovative technologies like Mediavision, which represent significant steps forward in fortifying both Teletrax and our core business,” concluded Moskowitz. “Having completed our financing and the divestiture of Delahaye in 2004, our strong balance sheet provides us with the means to continue to invest in Teletrax and Mediavision. We are confident that these investments will greatly enhance our service offerings to clients and strengthen our leadership position.”

Following the earnings release on Thursday, July 28, 2005, Medialink will host a teleconference with a simultaneous webcast at 11:00 a.m. Eastern Time to discuss the Company’s quarterly results and the overall industry outlook. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, Graeme McWhirter, Executive Vice President and Chairman of Teletrax, and Richard Kellner, Group Vice President of Finance. To access the teleconference, please dial 1-866-700-6293 (domestic) or 1-617-213-8835 (international), approximately 10 minutes prior to the start time. The conference call will also be available live via the Internet by accessing the Company's Web site (www.medialink.com). To listen to the live webcast, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

Exhibit 99.1
Medialink Reports Second Quarter 2005 Results	Page 3 of 8

For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 16529018, beginning approximately two hours after the conclusion of the call and available until August 2.

About Medialink:

Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiary, Teletrax™, Medialink also provides global television tracking and media asset management services to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(Please see attached financial tables)

Exhibit 99.1
Medialink Reports Second Quarter 2005 Results	Page 4 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(In thousands except per share data)
(unaudited)

	For the three Months
	Ended June 30,
	2005	2004

Revenues	$9,223	$9,802
Direct costs	3,468	3,874
Gross profit	5,755	5,928
Selling, general and administrative expenses	6,584	5,777
Loss from joint venture	-	41
Operating (loss) income	(829)	110
Interest expense, net	(94)	(73)
(Loss) income from continuing operations before income taxes	(923)	37
Income tax expense	-	60
Loss from continuing operations	(923)	(23)

Income from discontinued operations	-	32
Net (loss) income	$(923)	$9

Basic and diluted loss per share - continuing operations	$(0.15)	$(0.00)
Basic and diluted earnings per share - discontinued operations	$-	$0.01
Basic and diluted loss per share - net loss	$(0.15)	$0.00
Basic and diluted weighted average
shares outstanding	6,039	5,992

Supplemental financial information
EBITDA on Continuing Operations (a)	$(398)	$565
Depreciation and amortization	431	455

EBITDA, excluding Teletrax operations and impairment of investments	103	934
Loss from Teletrax operations (net of $149,000 and $133,000, respectively, of
depreciation and amortization)	501	369

Revenue Detail
Media Communications Services	8,744	9,410
Teletrax - service revenue	441	320
Teletrax - equipment sales	38	72

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

Exhibit 99.1
Medialink Reports Second Quarter 2005 Results	Page 5 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(In thousands except per share data)
(unaudited)

	For the Six Months
	Ended June 30,
	2005	2004

Revenues	$17,771	$18,290
Direct costs	6,954	6,820
Gross profit	10,817	11,470
Selling, general and administrative expenses	12,935	11,635
Loss from joint venture	-	136
Impairment of investments	-	342
Operating loss	(2,118)	(643)
Interest expense, net	(214)	(153)
Loss from continuing operations before income taxes	(2,332)	(796)
Income tax benefit	(220)	(30)
Loss from continuing operations	(2,112)	(766)

Discontinued Operations:
Gain on sale of division	60	-
Loss from discontinued operations before taxes	-	(303)
Income tax benefit	-	(60)
Income (loss) from discontinued operations	60	(243)
Net loss	$(2,052)	$(1,009)

Basic and diluted loss per share - continuing operations	$(0.35)	$(0.13)
Basic and diluted earnings (loss) per share - discontinued operations	$0.01	$(0.04)
Basic and diluted loss per share - net loss	$(0.34)	$(0.17)
Basic and diluted weighted average
shares outstanding	6,002	5,988

Supplemental financial information
EBITDA on Continuing Operations (a)	$(1,248)	$302
Depreciation and amortization	870	945

EBITDA, excluding Teletrax operations and impairment of investments	(327)	1,395
Loss from Teletrax operations (net of $299,000 and $264,000, respectively, of
depreciation and amortization)	921	751

Revenue Detail
Media Communications Services	16,878	17,469
Teletrax - service revenue	855	583
Teletrax - equipment sales	38	238

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

Exhibit 99.1
Medialink Reports Second Quarter 2005 Results	Page 6 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(in thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$9,114	$11,675
Accounts receivable, net	5,594	6,145
Prepaid expenses and other current assets	1,527	2,508
Prepaid and refundable income taxes	906	565
Total current assets	17,141	20,893

Property and equipment, net	3,856	4,069
Goodwill, customer list and other intangibles, net	13,006	13,006
Other assets	1,104	804
Total assets	$35,107	$38,772

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$7,420	$8,856
Current portion of obligations under capital leases	128	113
Taxes payable	-	340
Total current liabilities	7,548	9,309
Obligations under capital leases, net of current portion	-	97
Convertible debentures, net of unamortized discount of $1,064 and $1,167	3,936	3,833
Other long-term liabilities	437	454
Total liabilities	11,921	13,693

Stockholders' Equity	23,186	25,079
Total liabilities and stockholders' equity	$35,107	$38,772

Exhibit 99.1
Medialink Reports Second Quarter 2005 Results	Page 7 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(In thousands)
(unaudited)

	For the Three Months
	Ended June 30,
	2005	2004

Reconciliation Between Loss from Continuing Operations to EBITDA on
Continuing Operations and EBITDA on Continuing Operations Excluding
Teletrax Operations

Loss from continuing operations	$(923)	$(23)

Depreciation and amortization on continuing operations	431	455
Interest expense, net	94	73
Income tax expense on continuing operations	-	60
EBITDA on continuing operations	(398)	565

Loss from Teletrax operations	650	502
Depreciation and amortization included in Teletrax operations	(149)	(133)
EBITDA on continuing operations excluding Teletrax operations	$103	$934

Exhibit 99.1
Medialink Reports Second Quarter 2005 Results	Page 8 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(In thousands)
(unaudited)

	For the Six Months
	Ended June 30,
	2005	2004

Reconciliation Between Loss from Continuing Operations to EBITDA on
Continuing Operations and EBITDA on Continuing Operations Excluding
Teletrax Operations and Impairment of Investments

Loss from continuing operations	$(2,112)	$(766)

Depreciation and amortization on continuing operations	870	945
Interest expense, net	214	153
Income tax benefit on continuing operations	(220)	(30)
EBITDA on continuing operations	(1,248)	302

Loss from Teletrax operations	1,220	1,015
Depreciation and amortization included in Teletrax operations	(299)	(264)
Impairment of investments	-	342
EBITDA on continuing operations excluding Teletrax operations	$(327)	$1,395